Exhibit 21.1

Affiliates and Subsidiaries of CarrAmerica Realty Operating Partnership, L.P.*

CarrAmerica Realty Services, Inc.	DE

CarrAmerica Associates, Inc.	DE

CARC Properties, Inc.	DE

CarrAmerica Development, Inc.	DE

Carr Redmond Corporation	DE

CarrAmerica Realty Properties, Inc.	MD

Carr Parkway North I Corporation	DE

CarrAmerica Techmart, L.L.C.	DE

CarrAmerica Universal, LLC	DE

10 Universal City Plaza, LLC	DE

UCP Mezzanine, LLC	DE

UCPTEN Property Manager, LLC	DE

TENUCP Property, LLC	DE

10 Universal City Plaza Manager, Inc.	DE

CarrAmerica Illinois Holding, LLC	DE

Palomar Oaks, LLC	DE

Carr PT LLC Protective Trust	DC

Carr PT, LLC	DE

CarrAmerica TRS Holdings, Inc.	DE

CarrAmerica Real Estate Services, LLC	DE

CARC Sixth Street GP Holdings, Inc.	DE

CARC Sixth Street LP Holdings, Inc.	DE

CarrAmerica Urban Development, LLC	DE

CDC Texas Holdings, Inc.	DE

CDC Texas LP Holdings, Inc.	DE

WCM/CARR 135-302 LLC	WA

405 Master Tenant Limited Partnership	—

300 West Sixth, L.P.	DE

675 E Street, LLC	DE

575 7th Street, LLC	DE

Carr Development & Construction, L.P.	DE

Carr Realty, L.P.	DE

Carr Realty GP, LLC	DE

*	Upon completion of CarrAmerica’s UPREIT conversion.

Bond Texas Limited Partnership	TX

Bond Building Limited Partnership	DC

Carr Realty Holdings, L.P.	DE

Carr Real Estate Services, Inc.	DE

Carr Real Estate Services of Colorado, Inc.	DE

Carr Real Estate Services Partnership	DE

Carr Real Estate Services, L.L.C.	DE

Square 24 Associates	DC

1717 Pennsylvania Avenue, L.L.C.	DE

Square 50 Associates	DC

Capitol 50 Associates	DC

CC-JM II Associates	VA

1747 Pennsylvania Avenue Associates, L.P.	DE

CRLP PT Protective Trust	DC

CRLP PT, LLC	DE

Phase I 1919 Associates, LLC	DC

1919 Pennsylvania Associates, L.L.C.	DC

2025 M Street Associates, L.L.C.	DC

Carr Office Park, L.L.C.	DE

COP PT LLC Protective Trust	DC

COP PT, LLC	DE

Carr Texas OP GP, LLC	DE

Carr Texas OP, L.P.	DE

CarrAmerica Realty GP Holdings, Inc.	DE

CarrAmerica Realty LP Holdings, Inc.	DE

CarrAmerica Realty, L.P.	DE

CARLP PT LLC Protective Trust	DC

CARLP PT, LLC	DE

Carr TransPotomac V LLC	DE

Carr Canal Center, LLC	DE

CarrAmerica U.S. West, LLC	DE

1201 F Street, L.L.C.	DE

Custer Court, LLC	DE

Custer Court Formation, LLC	DE

Custer Court, L.P.	DE

CarrAmerica 1888 Century Park LLC	DE

1888 Century Park, LLC	DE

1888 Century Park Property, LLC	DE

1888 CP Property Manager, LLC	DE

1717 Penn Holding, LLC	DE

Transpotomac Canal Center Owners Association, Inc.	VA

Parkway North Owner’s Association	IL

3